1996
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                 MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                           ONE AIRPORT WAY, SUITE 200
                              ROCHESTER, NY 14624

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 1996 Annual Meeting of Shareholders of Microtel Franchise and Development Corporation (the "Company") will be held at the Inn on the Lake, 770 South Main Street, in Canandaigua, New York on May 13, 1996 at 9:30 a.m. local time, for the following purposes:

       1. To elect five (5) directors for a term of one (1) year or until their successors have been elected and qualified.

       2. To consider and act upon a proposal to authorize the issuance of options for an additional 300,000 shares pursuant to the Company's 1993 Non-Statutory Employee Stock Option Plan.

       3. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to change the Company's name to Hudson Hotels Corp.

       4. To consider and act upon a proposal to appoint Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 1996.

       5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Information concerning matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    Shareholders of record at 5:00 p.m. Eastern Standard Time, on March 29, 1996, are entitled to notice of, and to vote at, the meeting. Each shareholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the meeting may withdraw his or her proxy in writing and vote personally on each matter brought before the meeting.

                                            By Order of the Board of Directors

                                            Alan S. Lockwood
                                            Secretary

April 1, 1996

                                                                     PRELIMINARY

                                      1996
                         ANNUAL MEETING OF SHAREHOLDERS
                                      -OF-
                 MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

                           ONE AIRPORT WAY, SUITE 200
                              ROCHESTER, NY 14624

                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Microtel Franchise and Development Corporation, a New York corporation having its principal offices at One Airport Way, Suite 200, Rochester, New York 14624 (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company relating to the 1996 Annual Meeting of shareholders (the "Annual Meeting") which will be held at the Inn on the Lake, in Canandaigua, New York on Monday, May 13, 1996, at 9:30 a.m., local time, and at any and all adjournments of the Annual Meeting. The enclosed proxy, when properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to any vote at the Annual Meeting, a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the five director nominees named herein. Unless a proxy is designated as being voted against, or unless a shareholder designates that the shareholder abstains, or if no direction is made, a signed proxy will be voted FOR proposals 2, 3, 4 and 5 described herein. This Proxy Statement, together with the accompanying form of proxy, was mailed to shareholders on or about April 10, 1996.

    As of March 29, 1996, the record date for the Annual Meeting, there were 3,232,258 of the Company's common shares, par value $.001 per share (the "Common Shares"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on March 29, 1996 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments of the Annual Meeting. Each such shareholder is entitled to one vote for each Common Share registered in the name of the shareholder. A majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone or telegraph. The Company has requested persons holding Common Shares in their names for others or in the names of nominees to forward soliciting material to the beneficial owners of such Common Shares and the Company will, if requested, reimburse such persons for their reasonable expenses in so doing.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth as of March 29, 1996, the name and address of each director and executive officer who owns shares of Common Stock and each other person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock and the number of shares owned by all directors and officers of the Company, as a group, together with the respective percentage holdings of each such person.

NAME AND ADDRESS                                                AMOUNT AND NATURE OF         PERCENT OF
OF BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP(1)(2)      CLASS(1)(2)
- --------------------------------------------------------     --------------------------      ----------
E. Anthony Wilson.......................................                940,471(3)              25.82%
  929 Midtown Tower
  Rochester, New York 14604
Bruce Sahs..............................................                108,333(7)               3.24%
  One Airport Way, Suite 200
  Rochester, New York 14624
E. Margaret Adams.......................................                 20,534(4)               0.63%
  One Airport Way, Suite 200
  Rochester, New York 14624
Christopher B. Burns....................................                 19,800(5)               0.61%
  One Airport Way, Suite 200
  Rochester, New York 14624
Dawn M. Richenberg......................................                 22,667(6)               0.70%
  One Airport Way, Suite 200
  Rochester, New York 14624
Alan S. Lockwood........................................                  8,717(8)               0.27%
  7291 Dennisport Lane
  Victor, New York 14564
Ralph L. Peek...........................................                440,062(9)              13.37%
  929 Midtown Tower
  Rochester, New York 14604
Michael Cahill..........................................                177,375(10)              5.42%
  1043 East 130th Drive
  Thornton, Colorado 80241
Robert Fagenson.........................................                 57,000(11)              1.75%
  19 Rector Street
  16th Floor
  New York, New York 10006
LIVA & Co., f/b/o.......................................                499,900(12)             14.37%
  The Q-Tip Trust of Jennifer L. Ansley
  The Chase Manhattan Bank, N.A.
  Rochester, New York
Taras Kolcio............................................                  6,667(13)              0.21%
  One Airport Way, Suite 200
  Rochester, New York 14624
Richard Sands...........................................                221,500(14)               6.4%
  Robert Sands
  Laurie Sands
  c/o Canandaigua Wine Company, Inc.
  116 Buffalo Street
  Canandaigua, New York 14424
The Bond Fund for Growth................................                600,000(15)             15.66%
  70 Linden Oaks
  Rochester, New York 14625
All directors and officers as a group (10 persons)......              1,801,626(1-13)           43.31%

                                                   (Footnotes on following page)

(Footnotes for preceding page)
- ------------

 (1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and investment power with respect to all shares beneficially owned.

 (2) Does not give effect to 263,125 shares reserved for issuance upon the exercise of outstanding warrants issued to non-affiliates.

 (3) Includes 20,000 shares in trust to Kimberly K. Wilson and 20,000 shares in trust to Rebecca S. Wilson, Mr. Wilson's daughters. Includes 211,875 shares issuable upon exercise of outstanding warrants of the Company, which shares Mr. Wilson has the right to acquire within sixty (60) days. Includes 31,875 shares issuable upon exercise of non-qualified stock options granted to Wilson Enterprises, of which Mr. Wilson is a general partner, and which shares Mr. Wilson has the right to acquire within 60 days. Also includes an aggregate of 166,667 shares issuable upon exercise of non-qualified stock options granted to E. Anthony Wilson, which shares Mr. Wilson has the right to acquire within 60 days. Does not include 33,333 shares issuable upon exercise of the options, which shares have not yet vested.

 (4) Includes an aggregate of 20,534 shares issuable upon exercise of non-qualified stock options granted to Ms. Adams, which shares Ms. Adams has the right to receive within 60 days. Does not include 1,667 shares issuable upon exercise of the options, which shares have not yet vested.

 (5) Includes an aggregate of 19,800 shares issuable upon exercise of non-qualified stock options granted to Mr. Burns, which shares Mr. Burns has the right to receive within 60 days. Does not include 3,000 shares issuable upon exercise of the options, which shares have not yet vested.

 (6) Includes an aggregate of 22,667 shares issuable upon exercise of non-qualified stock options granted to Ms. Richenberg, which shares Ms. Richenberg has the right to receive within 60 days. Does not include 2,333 shares issuable upon exercise of the options, which shares have not yet vested.

 (7) Includes an aggregate of 108,333 shares issuable upon exercise of non-qualified stock options granted to Mr. Sahs, which shares Mr. Sahs has the right to receive within 60 days. Does not include 16,667 shares issuable upon exercise of the options, which shares have not yet vested.

 (8) Includes 6,667 shares issuable upon exercise of a non-qualified stock option granted to 900 Midtown Investments, an investment partnership whose sole partners are Robert Brown, Ralph Code, Stephens Fowler, John Wilson, Richard Palumbo, Michael Howard, Howard Konar, Catherine Foerster, Kevin Wetmore, Sue Jacobson, James Metzler and Mr. Lockwood, which shares 900 Midtown Investments has the right to acquire within 60 days.

 (9) Includes 128,094 shares owned beneficially and of record by Patricia L. Peek, wife of Mr. Peek, ownership of which shares Mr. Peek specifically disclaims. Includes 15,000 shares owned by Kacey L. Peek, Mr. Peek's daughter, and 15,000 shares owned by Jeremy C. Peek, Mr. Peek's son, both under the Uniform Gifts to Minors Act. Includes 31,875 shares issuable upon exercise of a non-qualified stock option granted to Wilson Enterprises, of which Ralph L. Peek is a general partner, and an aggregate of 27,000 shares issuable upon exercise of a non-qualified stock option granted to Ralph L. Peek, all of which shares Mr. Peek has the right to acquire within 60 days.

(10) Includes an aggregate of 37,625 shares issuable upon exercise of non-qualified stock options granted to Mr. Cahill, which shares Mr. Cahill has the right to acquire within 60 days.

(11) Includes 27,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Fagenson, which shares Mr. Fagenson has the right to receive within 60 days. Does not include up to 75,000 shares issuable upon the exercise of outstanding warrants granted to Starr Securities, Inc. (the "Underwriter"), which warrant shares are beneficially owned by Robert Fagenson, a director of the Company, in Mr. Fagenson's capacity as a principal of the Underwriter.

(12) Includes 247,467 shares issuable upon conversion of the Company's Series A Preferred Stock, which the Trust has the right to receive within 60 days. Does not include an aggregate of 41,640 shares held by trusts for the children of Loren G. Ansley, or 47,256 shares reserved for issuance upon conversion of 47,256 Series A Preferred Shares held by those trusts.

(13) Includes 6,667 shares issuable upon exercise of a non-qualified stock option granted to Mr. Kolcio, which shares Mr. Kolcio has the right to receive within 60 days. Does not include 3,333 shares issuable upon exercise of the option, which shares have not yet vested.

(14) As set forth in Schedule 13D (Amendment No. 1) filed with the SEC by Richard Sands, Robert Sands and Laurie Sands on June 17, 1994.

(15) Includes 300,000 shares reserved for issuance upon conversion of the Company's $1,500,000 Convertible Subordinated Debenture due 2004 and 300,000 shares reserved for issuance upon conversion of the Company's $1,500,000 Convertible Subordinated Debenture due 2005.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    As of March 31, 1996 the directors and executive officers of the Company were as follows:

           NAME              AGE                     POSITION
- ---------------------------  ---   ---------------------------------------------
E. Anthony Wilson..........  51    Chairman of the Board of Directors,
                                     President, Chief Executive Officer, and
                                     Director
Bruce A. Sahs..............  51    Executive Vice President, Chief Operating
                                     Officer, Treasurer and Director of the
                                     Company, President and Chief Operating
                                     Officer of Hudson Hotels Corp.
Dawn M. Richenberg.........  38    Vice President/Hotel Operations
E. Margaret Adams..........  46    Vice President/Franchise Administration
Christopher B. Burns.......  39    Vice President/Development
Taras M. Kolcio............  31    Controller
Ralph L. Peek..............  47    Director
Alan S. Lockwood...........  43    Secretary
Michael Cahill.............  34    Director
Robert Fagenson............  47    Director

    All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors.

    Messrs. Wilson, Cahill, Sahs, Peek, and Fagenson are each nominees for the position of director of the Company to be voted upon at the 1996 Annual Meeting. For a brief description of their respective business experience during the past five years please refer to that portion of this Proxy Statement entitled "Election of Directors." A brief description of the business experience of Mmes. Richenberg and Adams and Messrs. Lockwood, Burns and Kolcio is presented here.

E. MARGARET ADAMS
VICE PRESIDENT/FRANCHISE ADMINISTRATION AND INVESTOR RELATIONS

    Ms. Adams is Vice President, Franchise Administration, and ensures smooth communication and relations between the Company and its remaining franchisees. She has also assumed the duties of maintaining relations with the Company's investors and shareholders. Ms. Adams has twenty-five years of experience in the international field of banking, contract administration, and documentation. She has worked with the Dai-Ichi Kangyo Merchant Bank in London, and American Express in southeastern England. From her arrival in the U.S. in 1977 until 1984, she was the International Liaison for MXR Innovations, Inc. From 1984 to 1988 she was International Coordinator for Nalge Co., a medical plastics company exporting to research facilities worldwide. In 1988, she joined Microtel. Her educational background includes academic studies at Bexleyheath College, London, and the New York State School of Industrial and Labor Relations (Cornell University).

CHRISTOPHER B. BURNS
VICE PRESIDENT/DEVELOPMENT

    Mr. Burns is responsible for new project development and for the acquisition and renovation of existing facilities. Mr. Burns has worked in the hospitality industry for over 15 years, holding the positions of Director of Franchise Sales, Vice President of Hotel Operations, and General Manager for various hotel companies. He holds a Bachelor of Science degree in Hotel Administration from the Rochester Institute of Technology.

TARAS M. KOLCIO
CONTROLLER

    Mr. Kolcio joined Microtel as its Controller in June 1993. Prior to that he was a senior accountant at Deloitte & Touche for six years. Mr. Kolcio received his Bachelor of Science degree in Business Administration from the University of Buffalo, and is licensed as a certified public accountant in the State of New York. Mr. Kolcio is a member of the New York State Society of Certified Public Accountants.

DAWN M. RICHENBERG
VICE PRESIDENT/HOTEL OPERATIONS

    Ms. Richenberg is Vice President of Operations, overseeing the operations of all Hudson Hotels Division's managed properties. Her responsibilities include insuring that Hudson's high property maintenance and operations quality standards are met. Ms. Richenberg received her degree in education at the State University of New York College at Buffalo and brings 12 years of hotel operations and management experience to Microtel Franchise and Development Corporation. She has worked for Microtel for 7 years. She is a member of the New York State Hotel and Tourism Association and the American Hotel and Motel Association.

ALAN S. LOCKWOOD
SECRETARY

    Mr. Lockwood is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP of Rochester, New York, which firm is general counsel to the Company. Mr. Lockwood specializes in corporate finance and has been affiliated with Boylan, Brown since 1978. He is a graduate of Cornell University School of Arts and Sciences and Cornell Law School. Mr. Lockwood has served as Secretary of the Company since its inception.

                             ELECTION OF DIRECTORS

 . PROPOSAL NO. 1: Relating to the Election of Directors of the Company.

    A Board of Directors consisting of five (5) directors is proposed to be elected by the shareholders at the Annual Meeting, each director to hold office until the next Annual Meeting of shareholders or until the successor of the director is duly elected and qualified. The number of directors to be elected has been fixed by the Board of Directors pursuant to the Company's By-Laws.

    The Board of Directors recommends the election of the five (5) nominees named below. The five (5) nominees were elected as directors at the Company's 1995 annual meeting of shareholders. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominee so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

    Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted FOR the election of each of the five (5) nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. What follows is certain information relating to each of the nominees for director:

    E. Anthony Wilson, age 51, was a co-founder of the Company and has served as Chairman of the Board since its inception, and as Chief Executive Officer since January 1993. In 1984 he co-founded Hudson Hotels Corp. which was acquired by the Company in June 1992. In addition to his hotel experience, Mr. Wilson was a founder of S&W Restaurants, Mid-America Properties, which is the owner of eight Chi-Chi's Restaurants, was a partner and developer of the Ocean Club (a 7,000 square-foot night club and restaurant), and Union Square, a theme restaurant. He has over 25 years experience in the hospitality and real estate industries as a developer, owner and manager. As General Partner of Wilson Enterprises of Rochester, New York, he has developed over 2,000,000 square feet of office, warehouse, apartments and related facilities for tenants, including Xerox Corporation, Eastman Kodak, Rochester Telephone Corp., R.T. French, Champion Products, the United States Government and other national corporations. Mr. Wilson is an alumnus of the School of Business at Indiana University. He has served as the Chairperson of the Strong Memorial Hospital Children's Fund, and has been a Director of the First National Bank of Rochester, Erdle Perforating Corp., and the Rochester Family of Mutual Funds.

    Michael Cahill, age 34, has served as a director since the Company's inception in 1988. Mr. Cahill is the founder and president of Hospitality Real Estate Counselors, Inc., a hospitality consulting firm located in Thornton, Colorado. Prior to that, he was with Hospitality Valuation Services, Inc. for ten years and held the title of Senior Vice President. Mr. Cahill is a graduate of the Cornell University School of Hotel Administration. His experience includes providing hotel-motel valuations, market studies, feasibility reports and investment counseling on a wide variety of hotel projects throughout the country. He is a member of the American Hotel and Motel Association Market, Financial and Investment Analysis Committee and a Member of the Appraisal Institute. Mr. Cahill is a frequent lecturer and author on matters concerning the hospitality industry. He is also a contributing editor to Lodging magazine, the official journal of the American Hotel and Motel Association.

    Ralph L. Peek, age 47, is a certified public accountant and has been employed as controller of Wilson Enterprises since September 1978. He became a general partner of Wilson Enterprises as of December 24, 1982. He has been involved with the Company and has served as a director since its inception in 1988. He was also an officer and director of Hudson Hotels Corp. (See the description of the involvement of E. Anthony Wilson, above).

    Bruce A. Sahs, age 51, participated in the organization of the Company and has served as Chief Financial Officer since its inception. In its January 12, 1993 meeting, the Board elected Mr. Sahs to the position of Executive Vice President, Chief Operating Officer and Treasurer of the Company, and as President and Chief Operating Officer of Hudson Hotels Corp. Also in the January 12, 1993 meeting, Mr. Sahs was appointed to the Board to fill the vacancy created by the death of Loren G. Ansley. Prior to his employment with Hudson, Mr. Sahs was a partner in a Rochester based Certified Public Accounting firm, practicing public accounting since 1967, specializing in hotel and restaurant auditing controls and management services. Mr. Sahs received his degree from the Rochester Institute of Technology, is a Certified Public Accountant, as well as a Certified Hotel Administrator. He is also a member of the New York State Society of Certified Public Accountants.

    Robert Fagenson, age 47, was first confirmed as a director of the Company in July, 1989. Mr. Fagenson has been the President of Fagenson & Co., Inc. since 1988 and has served since 1983 as a Vice President of Starr Securities, Inc., the firm which served as underwriter of the Company's initial public offering. Both entities are registered broker-dealers and members of the New York Stock Exchange. Mr. Fagenson is also a director of two other publicly traded companies--Autoinfo, Inc. and Strings, Ltd.

    None of the Company's directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended, except for Mr. Fagenson, as more fully stated above. There is no family relationship among any members of the Board of Directors or the executive officers or significant employees of the Company. The Board of Directors met twice during the nine (9) month transition period ended December 31, 1995. Mr. Fagenson did not attend one (1) meeting. At the present time the Company has no Nominating Committee. The Board has a Compensation Committee whose members are Mr. Peek and Mr. Fagenson, and an Audit Committee whose members are Mr. Peek, Mr. Sahs and Mr. Kolcio, Controller of the Company. The Compensation Committee establishes the compensation of the Chief Executive Officer of the Company, reviews the recommendations of management regarding the compensation of other executive officers and administers the Company's Stock Option Plans. All directors and executive officers are elected to serve as directors and executive officers until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

    There are no arrangements or understandings between any director or executive officer and any other persons pursuant to which any such directors or executive officers was or is to be selected as a director or nominee for director.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based solely upon its review for Forms 3 and 4 with respect to its nine month transition period ended December 31, 1995 and in reliance upon written representations regarding the necessity to file Form 5, and except as previously reported, the Company has determined that, to the best of its knowledge, no officer, director or shareholder required to file such form has failed to do so timely, except that Ralph L. Peek filed Form 4 late and Michael Cahill failed to file Form 4.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation for fiscal 1994 and 1995 and the nine month transition period ended December 31, 1995, to the Company's Chief Executive Officer, officers who earned in excess of $100,000 and to all executive officers as a group.

                            CASH COMPENSATION TABLE

        NAME OF INDIVIDUAL OR GROUP
          AND PRINCIPAL POSITION                  YEAR         CASH(A) COMPENSATION    OPTIONS/SARS(#)
- -------------------------------------------   -------------    --------------------    ---------------
E. Anthony Wilson, CEO.....................   1995 (9 mos.)          $124,062              100,000
                                              1995                    122,166              100,000
                                              1994                    120,000
All Executive Officers as a Group (3 in
  1995; 3 in 1994; 4 in 1993)..............   1995 (9 mos.)           204,202              150,000
                                              1995                    343,957              200,000
                                              1994                    301,152

- ------------
 Note: Columnar information required by Item 402(a)(2) has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, any of the named Executives required to be reported in the table during fiscal 1994 and 1995 and the nine (9) month transition period ended December 31, 1995.
   (a) In addition, the Company provides Mr. Wilson with an automobile. Other than the cash compensation set forth in the table, none of the Executive Officers individually, nor the Executive Officers as a group, received non-cash benefits having a value exceeding $50,000, or 10% of their cash compensation.

    Beginning in January, 1993, non-management directors were paid $500 for each board meeting attended. Directors who are also full time employees are not paid directors' fees.

                               STOCK OPTION PLAN

    In December 1988, the Board of Directors of the Company adopted the Microtel Franchise and Development Corporation Employee Stock Option Plan (herein referred to as the "Employee Stock Option Plan") under which 100,000 shares of the Company's Common Stock were reserved for issuance to officers, key employees and directors pursuant to the exercise of qualified stock options, nonqualified stock options and direct purchases of restricted stock. The Employee Stock Option Plan was approved by the shareholders of the Company at the Company's Annual Meeting in September, 1989. The Employee Stock Option Plan is administered by the Board of Directors. On October 1, 1990 the Board of Directors of the Company authorized, and option agreements under the Employee Stock Option Plan were executed, providing for the grant of options to a total of thirteen employees to acquire up to 100,000 shares in the aggregate of the Company's Common Stock at a purchase price of $3.75 per share. These options vest three years from the date of grant. As of December 31, 1995, 95,500 options had been issued and options for 15,000 shares granted under the Employee Stock Option Plan had been exercised.

The 1993 Employee and Director Stock Option Plans

    In September 1993, the Company adopted the 1993 Employee Stock Option Plan and the 1993 Director Stock Option Plan. The Employee Plan provides for the grant of incentive and non-qualified stock options to selected employees and is administered by the Compensation Committee of the Board of Directors. The original Plan authorized the grant of options for 250,000 shares. On August 23, 1995, the Shareholders approved the issuance of an additional 300,000 shares pursuant to the Employee Stock Option Plan. The Compensation Committee determines the individuals who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto. As of December 31, 1995, the Company had issued options to purchase 411,000 shares of Common Stock under the Non-Statutory Stock Option Plan, and 57,000 of those options have been exercised.

    The 1993 Director Stock Option Plan allows for the issuance of options to purchase up to 135,000 shares of Common Stock by Directors pursuant to the formula set forth in the plan. Options to purchase 81,000 under the 1993 Director Stock Option Plan had been granted as of December 31, 1995; none of these options have been exercised.

Other Stock Options

    On September 29, 1993, the Shareholders approved the grant of an option to purchase 10,000 shares of Common Stock at $2.00 per share to Alan S. Lockwood, the Company's Secretary. Mr. Lockwood is also a partner in Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, the Company's attorneys. The option was granted to 900 Midtown Investments, an investment partnership in which Mr. Lockwood is a partner. As of December 31, 1995, options to purchase 2500 shares had been exercised; as of March 15, 1996, an additional 833 options had been exercised.

                  APPROVAL OF AMENDMENT TO 1993 EMPLOYEE STOCK
                                  OPTION PLAN

 . PROPOSAL NO. 2: To Authorize the Issuance of an Additional 300,000 Shares
  Pursuant to the Company's Non-Statutory Employee Stock Option Plan

    The affirmative vote of the holders of a majority of all outstanding Common Shares of the Company entitled to vote at the Annual Meeting is required to authorize the issuance of options to purchase additional 300,000 shares pursuant to the Company's Non-Statutory Employee Stock Option Plan.

SUMMARY OF TERMS OF THE 1993 EMPLOYEE STOCK OPTION PLAN

    Administration. The 1993 Employee Stock Plan was adopted by the Shareholders on September 29, 1993 and is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall consist of two or more nonemployee directors of the Company who for one year have not received any options from the Company except pursuant to the Company's Director Stock Option Plan. The Compensation Committee shall have the authority to determine the optionees to receive options, the times when such optionees shall receive such options, the number of shares subject to each option, the option price of each option, the vesting schedule, if any, and other terms and conditions of the option permitted under the 1993 Employee Stock Option Plan. The decisions of the Compensation Committee concerning the interpretation and construction of any provisions of the 1993 Employee Stock Option Plan or any option granted thereunder shall be final.

    Eligibility. The persons eligible to receive options under the 1993 Employee Stock Option Plan shall be such employees of the Company as the Compensation Committee shall select from time to time. All references in the 1993 Employee Stock Option Plan to employees of the Company shall include employees of any partner or subsidiary of the Company, as those terms are defined in Section 425 of the Internal Revenue Code. As grants of future options under the 1993 Employee Stock Option Plan is upon the authority and at the discretion of the Compensation Committee of the Board it is not possible to determine the amounts of options which may be allocated to any individual or group of individuals.

    Stock Subject to Options. The number of shares of Common Stock which would be subject to options granted under the 1993 Employee Stock Option Plan would be 850,000, of which options to purchase 411,000 shares have been granted. Any shares subject to options which expire or are terminated unexercised shall continue to be available for options under the 1993 Employee Stock Option Plan.

    Exercise Price and Terms of the Options. The exercise price under each option shall be equal to the closing price of the Common Stock quoted by the national securities exchange which is the principal market for the Common Stock on the last day of trade prior to the authorization of the option grant. The term of each option may not exceed ten (10) years. Each option may include, in the discretion of the Compensation Committee, a vesting schedule.

    Termination of Employment, Death or Disability of Optionee. The 1993 Employee Stock Option Plan provides that an optionee shall have the right to exercise the vested portion of any options granted under the 1993 Employee Stock Option Plan only while he is employed by the Company, and for a period of ninety
(90) days following termination of his employment for reasons other than fraud, dishonesty, or disloyalty to the Company. In the event that an optionee shall die prior to the complete exercise of options granted to the optionee under the 1993 Employee Stock Option Plan, the vested portion of any such remaining option may be exercised in whole or in part within ninety (90) days after the date of the optionee's death and then only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights pass under the optionee's will or the laws of descent and distribution; and (ii) prior to expiration of the term of the option. In the event that an optionee shall become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while an employee of the Company and prior to the complete exercise of options granted to the optionee under the 1993 Employee Stock Option Plan, the vested portion of any such remaining option may be exercised in whole or in part within six (6) months following the date the optionee is determined to have become permanently and totally disabled.

    Non-Assignment. During the lifetime of any optionee, options issued under the 1993 Employee Stock Option Plan shall not be assignable or transferable by the optionee, whether voluntarily or by option of law or otherwise.

    Dissolution, Merger or Reorganization. In the event of: (1) a dissolution or liquidation of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) another capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any outstanding options under the 1993 Employee Stock Option Plan shall terminate except: (i) when another corporation shall assume such options or substitute new options therefore; and (ii) the Compensation Committee shall have the discretion and power in any such event to determine, and to make effective provisions therefore, than an optionee may exercise his option for such number of shares, not exceeding the total number specified by the option, as the Compensation committee may determine and/or that any outstanding options shall continue in full force and effect.

    Adjustments as to Number of Shares. The aggregate number and kind of shares available for options under the 1993 Employee Stock Option Plan, the number and kind of shares subject to any outstanding option, and the option price of each outstanding option shall be proportionately adjusted by the Compensation Committee for any increase, decrease or change in the total outstanding Common Stock of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction (but not by reason of the issuance or purchase of Common Stock by the Company in consideration for money, services or property or by reason of the conversion of convertible stock to Common Stock).

    Term of the 1993 Employee Stock Option Plan: Amendment and Termination. The 1993 Employee Stock Option Plan took effect on October 1, 1993, and shall remain in effect until all shares subject to issuance thereunder have been purchased pursuant to options granted thereunder, provided that all options and rights granted under the 1993 Employee Stock Option Plan must be granted prior to September 30, 2003. The Board of Directors of the Company, without further approval of the shareholders of the Company, may at any time suspend or terminate the 1993 Employee Stock Option Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the shareholders of the Company which would (i) except in the case of adjustments authorized under 1993 Employee Stock Option Plan, increase the maximum number of shares which may be issued under the 1993 Employee Stock Option Plan, (ii) change the eligibility requirements for optionees entitled to receive options under the 1993 Employee Stock Option Plan, or (iii) extend the period for granting options.

    Tax Consequences. An optionee will not recognize taxable income upon the grant of a stock option under the 1993 Employee Stock Option Plan. When an optionee exercises such an option, the optionee will recognize taxable compensation income at the time equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. An optionee will generally have a basis in stock acquired through exercise of an option under the 1993 Employee Stock Option Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain (which is the difference between the sales price and the optionee's basis) will be taxed as capital gain in the taxable year in which the sale occurs. Any compensation income recognized by the optionee upon the exercise of an option under the 1993 Employee Stock Option Plan will be allowable to the Company as a business deduction at the time it is recognized by the optionee.

    The Board of Directors recommends a vote FOR the authorization of the issuance of an additional 300,000 shares pursuant to the Company's 1993 Employee Stock Option Plan.

                            CHANGE OF CORPORATE NAME

 . PROPOSAL NO. 3: Approving the amendment of the Company's Certificate of
  Incorporation to change the Company's name to Hudson Hotels Corp.

    The affirmative vote of the holders of a majority of all outstanding Common Shares of the Company entitled to vote at the Annual Meeting is required to authorize the amendment of the Company's Certificate of Incorporation to change the Company's corporate name to Hudson Hotels Corp.

BACKGROUND.

    On October 5, 1995, the Company signed an exclusive Joint Venture Agreement with U.S. Franchise Systems, Inc. pursuant to which the Company granted to U.S. Franchise Systems, Inc. the worldwide rights to franchise and administer the Microtel(R) franchise chain. In connection therewith, the Company assigned to U.S. Franchise Systems, Inc. all rights in and to the intellectual property and trademarks related to the franchise business, including the name and trademark "Microtel". The Company agreed to immediately begin doing business as Hudson Hotels, and to recommend to its shareholders, at the next annual meeting of shareholders, that the Company change its corporate name to a name other than "Microtel".

    Hudson Hotels Corp. was the hotel management and development company originally founded by Loren Ansley and E. Anthony Wilson in 1984, and was the incubator of the "Microtel" concept. Hudson Hotels has developed a name for itself in the hotel industry as a quality manager and developer of hotel properties. The Company acquired Hudson Hotels Corp. as a subsidiary in June 1992, and subsequently merged it into the Company. The Company's hotel management and development arms have continuously done business as Hudson Hotels since June 1992.

    The transfer of the franchising business to U.S. Franchise Systems, Inc. will enable the Company to focus its business efforts on developing, building and managing various hotel properties, including Microtels.(R) The Company believes that utilizing the Hudson Hotels name will enable it to capitalize on the recognition and presence which has already been established for that name in both development and management.

  The Board of Directors recommends a vote FOR the amendment of the Company's Certificate of Incorporation to change the Company's corporate name to Hudson Hotels Corp.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

 . PROPOSAL NO. 4: Approving the Appointment of Bonadio & Co., LLP as the
  Company's Independent Public Accountants for the year ending December 31,
  1995.

    For the nine (9) month transition period ended December 31, 1995, the accounting firm of Bonadio & Co., LLP served as the independent public accountants of the company for the purpose of reporting on the audit of the company's financial statements. The Board of Directors proposes the appointment of Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 1996. The appointment requires an affirmative vote of a majority of the total number of votes cast at the Annual Meeting, either in person or by proxy. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the appointment of Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 1996. If the shareholders do not appoint Bonadio & Co., LLP, the selection of independent public accounts will be made by the Board of Directors, and Bonadio & Co., LLP may at that time be considered for such appointment.

    A representative of Bonadio & Co., LLP is expected to be present at the Annual Meeting. This representative will be given an opportunity to make a statement if that person so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

                                 OTHER MATTERS

 . PROPOSAL NO. 5: Authorizing Proxies to Vote Upon Certain Other Business.

    As of the date of this Proxy Statement, the Board of Directors knows of no other matters that are to be presented for consideration at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

    Shareholders are requested to date, sign and return the proxy in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    In order for any shareholder proposal to be included in the Company's Proxy Statement to be issued in connection with the 1997 Annual Meeting of Shareholders, such proposal must be received by the Company no later than February 1, 1997.

    THE FINANCIAL STATEMENTS OF THE COMPANY AS THEY APPEARED IN THE ANNUAL REPORT OF THE COMPANY ON FORM 10-KSB FOR THE NINE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1995, TOGETHER WITH THE AUDITORS' REPORT, ARE INCLUDED WITH THIS PROXY. A COMPLETE COPY OF THE COMPANY'S FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO:
MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION, ONE AIRPORT WAY, SUITE 200, ROCHESTER, NEW YORK 14624, ATTENTION: CORPORATE SECRETARY.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     Alan S. Lockwood
                                                        Secretary

Dated: April 1, 1996
Rochester, New York

                 MICROTEL FRANCHISE AND DEVELOPMENT CORPORATION

              Proxy Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints E. Anthony Wilson, Ralph L. Peek, Bruce A. Sahs or any of them with power of substitution, proxies to vote at the Annual Meeting of Stockholders of Microtel Franchise and Development Corporation (the "Company") to be held on May 13, 1996 at 9:30 a.m. local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                  (Continued and to be signed on reverse side)

[X] Please mark your votes as in this example.


                                FOR  WITHHELD
1. Election of Directors.       [ ]    [ ]           Nominees: E. Anthony Wilson
                                                               Michael Cahill
                                                               Bruce A. Sahs
                                                               Ralph L. Peek
                                                               Robert Fagenson

   For, except vote withheld from the following nominee(s):

   _______________________________________________________


                                                           FOR  AGAINST  ABSTAIN
2. To consider and act upon a proposal to authorize the    [ ]    [ ]      [ ]
   issuance of options for an additional 300,000 shares pursuant to the Company's 1993 Non-Statutory Employee
   Stock Option Plan.

3. To consider and act upon a proposal to amend the        [ ]    [ ]      [ ]
   Certificate of Incorporation of the Company to change the Company's name to Hudson Hotels Corporation.

4. To consider and act upon a proposal to appoint          [ ]    [ ]      [ ]
   Bonadio & Co., LLP as the Company's independent public accountants for the year ending December 31, 1996.

5. To transact such other business as may properly come    [ ]    [ ]      [ ]
   before the meeting or any adjournment or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S) ________________________________________________ DATE _____________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.